UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12
NETAPP, INC.
(Exact name of Registrant as specified in its charter)
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NetApp, Inc.
495 East Java Drive
Sunnyvale, California 94089
(408) 822-6000
September 17, 2009
          In connection with the upcoming 2009 Annual Meeting of Stockholders of NetApp, Inc. (the “Company”) to be held on Wednesday October 14, 2009, the Company is providing the following additional information to supplement the information contained on page 15 of the Company’s proxy statement, dated August 20, 2009 (the “Proxy Statement”).
          As of June 26, 2009, under the Company’s 1999 Stock Option Plan, there were 8,194,961 RSUs outstanding and 37,212,360 options outstanding. As of June 26, 2009, the outstanding options had a weighted average exercise price per share of $23.1128 and a weighted average term of 4.43 years.
          This supplemental information should be read in conjunction with the Proxy Statement. A copy of the Proxy Statement and our annual report to stockholders were made available on the Internet at http://investors.netapp.com/sec.cfm on or about August 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)
September 17, 2009	By:	/s/ Andrew Kryder
Andrew Kryder
Secretary, General Counsel, and Senior Vice President, Legal and Tax